UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2008

RPM INTERNATIONAL INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 777, 2628 Pearl Road, Medina, Ohio		44258
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 273-5090

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2008, Robert L. Matejka retired from his position as Vice President and Controller with RPM International Inc. (the "Company"). On January 16, 2008, the Company and Mr. Matejka entered into a Consultancy Agreement (the "Agreement") whereby Mr. Matejka agreed to assist the Company in various projects as requested from time to time by Mr. Kelly Tompkins, RPM's Executive Vice President and Chief Administrative Officer. Under the terms of the Agreement, the Company will pay Mr. Matejka $12,500 per month for his services. During the term of the Agreement, Mr. Matejka will be reimbursed by the Company for any reasonable, documented expenses incurred in connection with the provision of his services, and will be entitled to the continued use of a Company-provided car. The Agreement is effective through June 30, 2008 and can be extended or terminated early by mutual agreement of Mr. Matejka and the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number Description

99.1 Consultancy Agreement between RPM International Inc. and Robert L. Matejka, effective January 16, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM INTERNATIONAL INC.

January 18, 2008	By:	/s/ Edward W. Moore

Name: Edward W. Moore
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Consultancy Agreement between RPM International Inc. and Robert L. Matejka, effective January 16, 2008.